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                                                                    EXHIBIT 99.1


                Form of Enrollment Authorization Form



                          ENROLLMENT AUTHORIZATION FORM



[Citigroup Logo]                    Please enroll my account as follows:
                                    ------------------------------------
                                    Place an "X" in ONE box only, using a dark ink pen or a #2 pencil (|X|).

                     If you do not check any box, then FULL DIVIDEND
            REINVESTMENT will be assumed.

                     [ ] FULL DIVIDEND REINVESTMENT
                         Reinvest all dividends for this account.

                     [ ] PARTIAL DIVIDEND REINVESTMENT
                         Send any dividends in cash on _____* whole shares and reinvest any remaining dividends.

                     * Cannot be greater than the total number of certificated
            and/or book-entry shares that may hereafter be registered in your name.



Signature(s) of
Registered Owner(s)
                    ---------------------------
                                          Date

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All joint owners must sign                Date


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                    ENROLLMENT AUTHORIZATION FORM


Participation in the plan is subject to the terms and conditions as outlined in the plan material.

For further information, participants may write to Citibank Shareholder Services, P.O. Box 43077, Providence, RI 02940-3077.

If you prefer, you may call Citibank at 1-888-250-3985.




                                          [Citigroup Logo]



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